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                                                                    Exhibit 5.02


                        KUMMER KAEMPFER BONNER & RENSHAW
                                ATTORNEYS AT LAW
                                  [Letterhead]


                                  May 11, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                            Re:      quepasa.com,inc.
                                     REGISTRATION STATEMENT ON FORM S-1
                                     REGISTRATION NO. 333-74201

Ladies and Gentlemen:

         As special Nevada counsel to quepasa.com, inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of warrants (the "Warrants") to purchase 400,000 shares of the Company's common stock, $.001 par value ("Common Stock"), 4,600,000 shares of Common Stock including 600,000 shares subject to an over-allotment option and an additional 400,000 shares of Common Stock underlying the Warrants (collectively, the "Shares") and the proposed issuance and sale of the Warrants and Shares under the above-referenced registration statement.

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination and subject to the completion of all conditions to closing provided under the relevant underwriting agreement, and subject to such other limitations hereinabove provided, we are of the opinion that the Share are validly authorized shares of Common Stock, and when issued, will be legally issued, fully paid and nonassessable, and that the Warrants are validly authorized Warrants to purchase shares of Common Stock and when issued will be legal, binding obligations of the Company, legally issued, fully paid and nonassessable.



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Securities and Exchange Commission
May 11, 1999
Page 2

         We hereby consent to the filing of the foregoing opinion as an Exhibit to the above-referenced registration statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such registration statement and in the related Prospectus under the heading "Legal Matters."

                                        Sincerely,



                                        /s/ Kummer Kaempfer Bonner & Renshaw
                                        --------------------------------------
                                        KUMMER KAEMPFER BONNER & RENSHAW